Exhibit 10.1

AMENDMENT #3 TO THE COMPREHENSIVE SETTLEMENT AGREEMENT, MUTUAL RELEASE OF LIABILITY, AND INDEMNIFICATION

This Amendment (the “Amendment”) is entered into as of April 15, 2025, by and between Liqueous LP (“Liqueous”) and Nuburu, Inc. (“Nuburu” or “Company”) (collectively, the “Parties”).

WHEREAS, the Parties entered into the Comprehensive Settlement Agreement, Mutual Release of Liability and Indemnification (“Agreement”) on January 14, 2025, incorporated herein by reference;

WHEREAS, the Parties entered into the Second Amendment to the Agreement the on February 17, 2025, which included the certain Settlement and Exchange Agreement for Amended Bridge Note (the “Note Exchange Agreement”), incorporated herein by reference; and

WHEREAS, the Parties desire to modify the terms regarding the conversion and cancellation of the Bridge Note (as defined in the Note Exchange Agreement) as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Parties agree as follows:

1.
Pricing Modification

The Note Exchange Agreement provided for the cancellation of the Bridge Note in exchange for Pre-Funded Warrants under the terms set forth therein. Pursuant to this Amendment, no Pre-Funded Warrants shall be issued (nor shall Pre-Funded Warrants be deemed to have been issued) to Liqueous in exchange for the Bridge Note, and instead Liqueous shall be entitled to receive shares of Common Stock of Nuburu at a exchange price of $0.1159 per share.

2.
Price Floor

Liqueous agrees not to sell any shares of Nuburu’s Common Stock below a price of $0.10 per share unless mutually agreed upon by the Parties in writing.

3.
Share Reservation

The Company agrees to establish and maintain a share reservation with its transfer agent, Continental Stock Transfer & Trust, for the benefit of Liqueous LP or its designee. This reservation shall cover a total of 9,090,959 shares of the Company’s Common Stock and shall be held exclusively in the name of Liqueous LP or its designee. The reservation shall remain in effect until such time as all shares have been issued pursuant to the terms of the Agreement and applicable amendments, or until otherwise released in writing by Liqueous LP or its designee. The Company shall provide written confirmation to Liqueous LP or its designee from Continental Stock Transfer & Trust evidencing the reservation within three (3) business days of the execution of this Amendment.

4.
NYSE Compliance and Shareholder Approval

The Parties acknowledge that the Common Stock to be issued pursuant to this Amendment must be approved pursuant NYSE American’s Supplemental Listing Application ("SLAP") process prior to issuance.

5.
No Further Obligations to Issue Securities

The Parties acknowledge and agree that, upon the issuance by Nuburu of shares of Common Stock as contemplated herein, Nuburu shall have no further obligations to issue securities (or any other payments) to Liqueous pursuant to any prior existing written agreements between the parties or otherwise (including without limitation issuances described in the Master Agreement entered into between Nuburu and Liqueous on October 1, 2024). Notwithstanding the forgoing, Liqueous acknowledges its continuing obligations to Nuburu, including without limitation with respect to (i) Liqueous’s payment and performance obligations to Nuburu and (ii) Liqueous’s obligations to pay in full the purchase price that Liqueous owes to certain third parties from whom Liqueous acquired outstanding debt issued by Nuburu, which continue in full force and effect.

6.
No Additional Consideration

The Parties confirm that this Amendment is intended to comply with Section 3(a)(9) of the Securities Act of 1933, as amended, and no additional consideration is intended that would render the exemption provided by Section 3(a)(9) to be unavailable.

7.
No Other Changes

Except as expressly modified by this Amendment, all terms, conditions, rights, obligations, and provisions of the Agreement as amended and the Note Exchange Agreement shall remain in full force and effect. In the event of any conflict between the terms of this Amendment and the Note Exchange Agreement or prior amendments, the terms of this Amendment shall control solely to the extent of such conflict.

{Signature Page Follows}

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

Liqueous LP

By:	/s/ Robert L. Hymers III

Name:	Robert L. Hymers III

Title:	Managing Partner

Nuburu, Inc.

By:	/s/ Alessandro Zamboni

Name:	Alessandro Zamboni

Title:	Executive Chairman

Schedule I

Based on original funding dates 6 months prior

Eligible Date	Debt Convertible ($)	Shares Convertible
04/11/2025	$500,000.00	4,313,320
04/17/2025	$115,000.00	992,063
04/21/2025	$300,000.00	2,587,992
05/01/2025	$100,000.00	862,664
05/13/2025	$25,000.00	215,666
05/27/2025	$13,824.00	119,255

Note: No single issuance will exceed 4.99% of the total outstanding shares at the time of issuance.